EXHIBIT (21)

                                  SUBSIDIARIES


                                                         State of Incorporation
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First Tier Subsidiaries of the Company
    First Coastal Bank                                        United States
    (formerly Virginia Beach Federal Savings Bank)

First Tier Subsidiaries of the Bank (1)
    Princess Anne Service Corporation                           Virginia
    First Coastal Mortgage Corp                                 Virginia
    (formerly Beach Fed Mortgage Corp)
    VBF Financial Services Corp.                                Virginia
    Eighth Princess Anne Properties, Inc.                       Virginia

Second Tier Subsidiaries of the Bank (2)
    First Princess Anne Properties, Inc.                        Virginia
    Third Princess Anne Properties, Inc.                        Virginia
    Fourth Princess Anne Properties, Inc.                       Virginia
    Fifth Princess Anne Properties, Inc.                        Virginia
    Ninth Princess Anne Properties, Inc.                        Virginia
    Tenth Princess Anne Properties, Inc.                        Virginia
    Eleventh Princess Anne Properties, Inc.                     Virginia
    Twelfth Princess Anne Properties, Inc.                      Virginia
    Thirteenth Princess Anne Properties, Inc.                   Virginia





(1)  Wholly-owned by the Bank.
(2)  Wholly-owned by Princess Anne Service Corporation.